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                                                                     Exhibit 11



               HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                    Three months ended June 30,
                                                                                   ------------------------------
                                                                                       1997              1996
                                                                                   ------------      ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
     Loss before accretion                                                         $ (6,643,000)     $ (6,899,000)
     Accretion of Series B preferred stock                                                   --          (610,000)
                                                                                   ------------      ------------
     Net loss applicable to common stockholders                                      (6,643,000)       (7,509,000)
                                                                                   ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     Weighted average number of shares outstanding, net of treasury shares           24,858,372        22,035,490
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                       --                --
                                                                                   ------------      ------------
     Weighted average number of shares outstanding                                   24,858,372        22,035,490
                                                                                   ============      ============

NET LOSS PER COMMON SHARE APPLICABLE TO COMMON STOCKHOLDERS
     Loss before accretion                                                         $      (0.27)     $      (0.31)
     Accretion of Series B preferred stock                                                   --             (0.03)
                                                                                   ------------      ------------
     Net loss applicable to common stockholders                                           (0.27)            (0.34)
                                                                                   ============      ============


                                                                                      Six months ended June 30,
                                                                                   ------------------------------
                                                                                       1997              1996
                                                                                   ------------      ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
     Loss before accretion                                                         $(14,017,000)     $(13,268,000)
     Accretion of Series B preferred stock                                                   --        (1,220,000)
                                                                                   ------------      ------------
     Net loss applicable to common stockholders                                     (14,017,000)      (14,488,000)
                                                                                   ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     Weighted average number of shares outstanding, net of treasury shares           24,843,394        22,029,077
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                       --                --
                                                                                   ------------      ------------
     Weighted average number of shares outstanding                                   24,843,394        22,029,077
                                                                                   ============      ============

NET LOSS PER COMMON SHARE APPLICABLE TO COMMON STOCKHOLDERS
     Loss before accretion                                                         $      (0.56)     $      (0.60)
     Accretion of Series B preferred stock                                                   --             (0.06)
                                                                                   ------------      ------------
     Net loss applicable to common stockholders                                           (0.56)            (0.66)
                                                                                   ============      ============